UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2019

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	000-55865	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway Suite 500 Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

(702) 990-3578

(Registrant’s telephone number)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2019, Toga Limited (the “Company”) filed a Certificate of Amendment with the Nevada Secretary of State whereby it amended Article IV of its Articles of Incorporation by decreasing the Company’s authorized number of shares of common stock from ten billion (10,000,000,000) shares to one billion (1,000,000,000) shares and decreasing its issued and outstanding shares of common stock at a ratio of ten (10) shares for every one (1) share held (“10-1 Reverse Split”).  The authorized number of preferred shares remain unchanged at twenty million (20,000,000) shares.  The Company’s Board of Directors approved this amendment on April 24, 2019.  The Company’s shareholders holding an aggregate 59.96% of the shares approved the foregoing actions on April 24, 2019.  An Information Statement on form Schedule 14-C was filed with the SEC on May 10, 2017 and was mailed to all of the Company’s shareholders of record on May 15, 2019.

On May 17, 2019, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the 10-1 Reverse-Split and share decrease be effected in the market.  Subsequently, FINRA announced that the aforementioned 10-1 Reverse Split will take effect at the open of business on June 5, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment as filed with the Nevada Secretary of State on May 8, 2019

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: June 5, 2019	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer (Principal Executive Officer)

3